                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         BIOMAGNETIC TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         BIOMAGNETIC TECHNOLOGIES, INC.

                         9727 PACIFIC HEIGHTS BOULEVARD

                          SAN DIEGO, CALIFORNIA 92121

                               FEBRUARY 17, 1998

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc., which will be held at the offices of the Company at 9727 Pacific Heights Blvd., San Diego, California on Tuesday, March 18, 1998 at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

    In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          D. Scott Buchanan

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                         BIOMAGNETIC TECHNOLOGIES, INC.

                         9727 PACIFIC HEIGHTS BOULEVARD

                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 17, 1998

                            ------------------------

    The Annual Meeting of Shareholders of Biomagnetic Technologies, Inc. (the "Company" or "BTI") will be held at the offices of the Company at 9727 Pacific Heights Boulevard, San Diego, California on Wednesday, March 18, 1998 at 9:00 a.m., Pacific Standard Time, for the following purposes:

    1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: D. Scott Buchanan, Martin P. Egli, Enrique Maso, Herman Bergman and Rodolfo Llinas.

    2. To ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending September 30, 1998.

    3. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

    Shareholders of record at the close of business on February 16, 1998 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company after February 17, 1998. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                          By Order of the Board of Directors

                                          /s/ Herman Bergman

Dated: February 17, 1997                  Herman Bergman, SECRETARY

                         BIOMAGNETIC TECHNOLOGIES, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 18, 1997

    These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Biomagnetic Technologies, Inc., a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. on March 18, 1998 (referred to herein as the "Annual Meeting" or the "Meeting") and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately February 17, 1998.

    The mailing address of the principal executive office of the Company is 9727 Pacific Heights Boulevard, San Diego, California 92121.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

    Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with American Stock Transfer and Trust Co. ("AST") to solicit proxies on the Board of Director's behalf.

    The anticipated cost of the proxy solicitation by AST is $2,000 plus distribution expenses charged by the various brokerage firms which are expected to be $2,500. AST will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock and solicit proxy responses from holders of the Company's Common Stock.

    The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as February 16, 1998. As of January 16, 1998, the Company had approximately 53,344,123 outstanding shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Meeting. In voting for directors, each shareholder has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. A shareholder may cumulate his votes if his candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxyholder as specified by the person solicited. California statute and case law does not give specific instructions regarding the treatment of abstentions and broker nonvotes for companies such as BTI; however, the Company believes that California law provides that if shares are represented and vote on any issue at a shareholder meeting their failure to vote yes on any other issue (through either abstention or a broker nonvote) has the same effect as a negative vote on that other issue.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    A board of five directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Each returned proxy cannot be voted for a greater number of persons than the number of nominees named (five). Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the five nominees who are listed herein, or for as many nominees of the Board of Directors as possible, not to exceed five, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit. Mr. Benjamin and Mr. Schumacher are not standing for re-election.

    If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                                          FIRST YEAR
                                            ELECTED
NAME                                       DIRECTOR                     PRINCIPAL OCCUPATION                   AGE
----------------------------------------  -----------  ------------------------------------------------------  ---
D. Scott Buchanan(3)(4).................        1997   President and Chief Executive Officer, Biomagnetic      39
                                                         Technologies, Inc.
Martin P. Egli (1)(2)(3)................        1995   Senior Partner, Swisspartners S.P. Investment Network   45
                                                         LTD.
Enrique Maso (2)(3).....................        1995   Private Investor                                        72
Herman Bergman..........................      --       Vice President Finance, Chief Financial Officer &       71
                                                         Secretary, Biomagnetic Technologies, Inc.
Rodolfo Llinas..........................      --       Professor of Neuroscience and Chair of the Department   63
                                                         of Physiology and Neuroscience at New York
                                                         University School of Medicine

------------------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) Member of Administrative Committee of the Purchase Plan.

(4) Dr. Buchanan also serves as a non-voting advisor to the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS

    MR. EGLI has served since 1993 as a partner and principal of Swisspartners S.P. Investment Network LTD., a company which provides investment management, corporate finance and trust services, and which owns 100% of the capital stock of Dassesta International S.A. ("Dassesta"). From 1988 to 1992 Mr. Egli served as Chief Executive Officer of BiL Holding Ltd., a banking and investment management company owned by the Bank in Liechtenstein Group. Mr. Egli is a director of several privately held companies.

    DR. MASO, a private investor, is a former large industrialist in Europe and the former Mayor of Barcelona. He is currently the Chairman of the Board of Electronic Data Systems in Spain, a position he has held since 1983. He received a Masters of Industrial Engineering Management from New York University and a doctorate in Engineering from the Politechnic College of Barcelona.

    DR. BUCHANAN joined the Company in 1986, served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois.

    MR. BERGMAN served the Company as a financial consultant in 1994 and was appointed acting Chief Financial Officer in May 1995 and acting Secretary in December 1995. He was appointed Vice President-- Finance, Chief Financial Officer and Secretary of the Company in May, 1996. Previously, Mr. Bergman served as a financial consultant during 1994 and from 1992 to 1993 was Vice President of Finance of Atari Corporation, a public company. From 1991 to 1992 he served as Vice President of Finance and Operations of Proxim Inc., a public company and served as Treasurer and Finance Manager of the Military Business Division of Siliconix Inc., a public company, from 1988 to 1991. Mr. Bergman received his B.S. in Mathematics at Antioch College in Ohio and did his graduate work in Industrial Organization in Management at Ohio State University.

    PROFESSOR RODOLFO LLINAS, M.D., PH.D. is the Thomas and Suzanne Murphy Professor of Neuroscience and Chair of the Department of Physiology and Neuroscience at New York University School of Medicine. He is a Member of the National Academy of Sciences (USA), the Academy of Arts and Sciences and the American Philosophical Society. Since 1991, Professor Llinas has served as Advisor to the NASA Neurolab Project, is a Member of the Advisory Council of the National Deafness and Other Communication Disorder of the National Institute of Health and served on the Board of Trustees of the Marine Biological Laboratory. Professor Llinas has contributed over 500 publications to brain research, has been awarded five honorary degrees and is the recipient of numerous honors.

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors held 5 meetings during the fiscal year ended September 30, 1997, 1 of which was telephonic. Each Director nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the board on which he served.

    The Company has a standing Compensation Committee which was composed of Directors R. Scott Asen and Jerry C. Benjamin as of September 30, 1997. The current Compensation Committee consists of Martin P. Egli and Jerry C. Benjamin. Director D. Scott Buchanan serves as a non-voting advisor to the Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Compensation Committee had 9 telephonic meetings during the fiscal year ended September 30, 1997.

    The Company has a standing Audit Committee which was composed of Directors
R. Scott Asen and Martin P. Egli as of September 30, 1997. The current Audit Committe consists of Enrique Maso and Martin P. Egli. The Audit Committee assists in selecting the independent auditors, in designating services they are to perform and in maintaining effective communication with those auditors. The Audit Committee met one time during the fiscal year ended September 30, 1997.

    The Company has a standing Administrative Committee (the "Administrative Committee") of the Company's 1992 Employee Stock Purchase Plan, (the "Purchase Plan"), which as of September 30, 1997 was composed of Directors R. Scott Asen, Jerry C. Benjamin and James V. Schumacher. The current Administrative Committee consists of D. Scott Buchanan, Enrique Maso and Martin P. Egli. The Administrative Committee has full authority to administer the Purchase Plan. There were no meetings of the Administrative Committee during the fiscal year ended September 30, 1997.

    The Company does not have a standing Nominating Committee or any other Committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

                                   PROPOSAL 2
                                  APPROVAL OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

    Effective September 24, 1997, the Company retained Arthur Andersen LLP as its independent certifying accountant, replacing Price Waterhouse LLP ("Price Waterhouse"), its prior independent certifying accountant, as of the same date. The change in independent certifying accountant was approved by the Board of Directors.

    The reports of Price Waterhouse with respect to the Company for fiscal year 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that Price Waterhouse's report for fiscal 1996 included an explanatory paragraph regarding the Company's ability to continue as a going concern. During the fiscal years 1995 and 1996 and the subsequent period thereto prior to the replacement of Price Waterhouse, there were no disagreements between the Company and Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any "reportable events" as defined by the Securities and Exchange Commission.

    During fiscal years 1995 and 1996 and the subsequent period thereto prior to engaging Arthur Anderson LLP, the Company had no discussions with Arthur Andersen LLP regarding either the application of an accounting principle, the type of opinion that would be rendered in the Company's financial statements or any disagreements or reportable events.

    On the recommendation of the Company's management, the Board of Directors has selected Arthur Andersen LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the shareholders will be sought by the Board of Directors for the selection of Arthur Andersen LLP as independent accountants to audit the accounts and records of the Company for the fiscal year ending September 30, 1998, and to perform other appropriate services. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Arthur Andersen LLP, the Board of Directors will reconsider such selection.

    A representative of Arthur Andersen LLP is expected to be present at the meeting to respond to your questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

                             PRINCIPAL SHAREHOLDERS

    The following are the only persons known by the Company to own beneficially, as of January 16, 1998, five percent (5%) or more of the outstanding shares of its Common Stock.

                                                                                      SHARES BENEFICIALLY OWNED
NAME AND ADDRESS                                                                     ---------------------------
OF BENEFICIAL OWNER (1)                                                               NUMBER (1)    PERCENT (2)
-----------------------------------------------------------------------------------  ------------  -------------
Enrique Maso.......................................................................    25,000,000         46.8%
  Europa Residence
  Place des Moulins
  98 000 Montecarlo
  Monaco
Dassesta International S.A.........................................................    11,817,602         22.1%
  AM Schanzengraben 23
  CH-8002 Zurich, Switzerland

------------------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of January 16, 1998 by each director and nominee to the Board of Directors and by each of the Named Officers and by all directors and executive officers of the Company as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                       SHARES BENEFICIALLY OWNED
NAME AND ADDRESS                                                      ---------------------------
OF BENEFICIAL OWNER (1)                                                NUMBER (1)    PERCENT (2)
--------------------------------------------------------------------  ------------  -------------
Jerry C. Benjamin (3)...............................................       100,000        *
Herman Bergman (4)..................................................       470,041        *
D. Scott Buchanan (5)...............................................       533,584        *
Martin P. Egli (6)..................................................    11,817,602         22.1%
Eugene Hirschkoff (7)...............................................       198,175        *
Enrique Maso........................................................    25,000,000         46.8%
James V. Schumacher (8).............................................       935,500          1.7%
Kenneth Squires (9).................................................       173,787        *
All directors and executive officers as a group (10)................    41,792,170         74.7%

------------------------

 *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2) Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3) Does not include 2,354,481 shares and options to purchase 209,000 shares of Common Stock owned by venture capital limited partnerships of which Advent Limited is managing partner. Mr. Benjamin is a director of Advent Limited and may be deemed a beneficial owner of such shares. Mr. Benjamin disclaims beneficial ownership of such shares.

(4) Shares beneficially owned include options to purchase 425,041 shares of Common Stock held by Mr. Bergman which are now exercisable or exercisable within 60 days of January 16, 1998.

(5) Shares beneficially owned include options to purchase 500,792 shares of Common Stock held by Dr. Buchanan which are now exercisable or exercisable within 60 days of January 16, 1998.

(6) Consists of 11,717,602 shares owned by Dassesta. Mr. Egli is a Senior Partner of Swisspartners S.P. Investment Network LTD., which owns 100% of the capital stock of Dassesta.

(7) Shares beneficially owned include options to purchase 160,833 shares of Common Stock held by Dr. Hirschkoff which are now exercisable or exercisable within 60 days of January 16, 1998.

(8) Shares beneficially owned includes options to purchase 900,000 shares of Common Stock held by Mr. Schumacher which are now exercisable or exercisable within 60 days of January 16, 1998.

(9) Shares beneficially owned includes options to purchase 146,233 shares of Common Stock held by Dr. Squires which are now exercisable or exercisable within 60 days of January 16, 1998.

(10) Shares beneficially owned include all shares held by entities affiliated with certain directors as described in the footnotes above and include options to purchase 2,541,899 shares of Common Stock held by all directors and executive officers as a group which are now exercisable or exercisable within 60 days of January 16, 1998.

                                   MANAGEMENT

NAME                                     AGE                            POSITION
---------------------------------------  ---  -------------------------------------------------------------
D. Scott Buchanan......................  39   President and Chief Executive Officer
Herman Bergman.........................  71   Vice President Finance, Chief Financial Officer and Secretary
Kenneth Squires........................  54   Vice President, Marketing
Eugene Hirschkoff......................  56   Vice President, Engineering

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

    DR. BUCHANAN joined the Company in 1986, served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois.

    MR. BERGMAN served the Company as a financial consultant in 1994 and was appointed acting Chief Financial Officer in May 1995 and acting Secretary in December 1995. He was appointed Vice President-- Finance, Chief Financial Officer and Secretary of the Company in May, 1996. Previously, Mr. Bergman served as a financial consultant during 1994 and from 1992 to 1993 was Vice President of Finance of Atari Corporation, a public company. From 1991 to 1992 he served as Vice President of Finance and Operations of Proxim Inc., a public company and served as Treasurer and Finance Manager of the Military Business Division of Siliconix Inc., a public company, from 1988 to 1991. Mr. Bergman received his B.S. in Mathematics at Antioch College in Ohio and did his graduate work in Industrial Organization in Management at Ohio State University.

    DR. SQUIRES joined the Company in September 1988. Since that time he has held various positions as Director of Clinical Applications and Director of Neuroscience Applications--Marketing and was appointed Vice President of Marketing in December, 1996. Dr. Squires received his B.S. and M.S. degrees in Aeronautical engineering at the Unviersity of Minnesota and his Ph.D. in Experimental Psychology from the University of California, San Diego.

    DR. HIRSCHKOFF joined the Company in 1971, and has served in many capacities in engineering, technology development and manufacturing. From 1990 through 1996, he served as Director of Clinical Applications, managing the Company's research and development programs with its collaboration partners at the Scripps Clinic and Research Foundation and the University of California at San Francisco among others. Dr. Hirschkoff is responsible for the Company's FDA compliance programs. In December, 1997 he was appointed Vice President, Engineering. Dr. Hirschkoff received his B.A. in Physics and Mathematics at Reed College in Oregon; M.A. in Physics at Harvard University; Ph.D in Physics from the University of California, San Diego; MBA from the State University of California, San Diego and his J.D. from the University of San Diego.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned by the Named Executive Officers (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal years ended September 30, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                       ----------------
                                                    ANNUAL COMPENSATION
                                        --------------------------------------------        AWARDS          ALL OTHER
                                                                      OTHER ANNUAL     ----------------   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR  SALARY ($)     BONUS ($)    COMPENSATION ($)   OPTIONS/SARS (#)        ($)
--------------------------------  ----  -----------   -----------   ----------------   ----------------   -------------
James V. Schumacher (1).........  1997  $  126,385                  $     12,500(1)               0       $    913,092
  Former President,               1996  $  264,899    $50,000       $     24,000(1)         900,000(2)    $        -0-
  Chief Executive Officer         1995  $  250,000    $50,000       $     24,000(1)         600,000(3)    $        -0-

D. Scott Buchanan...............  1997  $  163,273    $   -0-       $        -0-            150,000       $        -0-
  President, Chief Executive      1996  $  127,368    $   -0-       $        -0-            200,000       $        -0-
  Officer                         1995  $  116,882    $   -0-       $        -0-             98,709(3)    $        -0-

Herman Bergman..................  1997  $  125,481    $   -0-       $        -0-            310,000       $        -0-
  Vice President of Finance,      1996  $  125,481    $   -0-       $        -0-             75,000       $        -0-
  Chief Financial Officer and     1995  $   42,788    $   -0-       $        -0-             14,000       $        -0-
  Secretary

William C. Black................  1997  $  127,680    $   -0-       $        -0-       $        -0-       $        -0-
  Former Senior Vice              1996  $  127,680    $15,000       $        -0-            150,000       $        -0-
  President, Business             1995  $  127,191    $39,522       $        -0-             53,006(3)    $        -0-
  Development

Eugene Hirschkoff (4)...........  1997  $  115,991    $ 2,500                -0-             80,000       $      1,500
  Vice President                  1996  $  113,854        -0-                -0-             25,000                -0-
  Engineering                     1995  $  110,849        -0-                -0-             35,000                -0-

Kenneth Squires (5).............  1997  $   99,730    $ 7,200                -0-             80,000                -0-
  Vice President                  1996  $   94,984    $ 4,000                -0-             25,400                -0-
  Marketing                       1995  $   93,340    $16,171                -0-             20,000                -0-

--------------------------

(1) Mr. Schumacher resigned as Chief Executive Officer of the Company in March of 1997. The 1997 fiscal year salary shown was paid to him between October 1, 1996 through the term of his employment. "Other Annual Compensation" consists of a cost of living adjustment consistent with the terms of his employment agreement. "All Other Compensation" for Mr. Schumacher consists of cash compensation and stock option guarantees consistent with the terms of his employment contract and a payment for accrued vacation and sick leave, as per company policy. See "Employment Contracts and Change of Control Arrangements."

(2) Mr. Schumacher returned for cancellation 600,000 of the 900,000 options in January 1997.

(3) A portion of these options were granted on December 1, 1994 pursuant to an option cancellation/regrant program for all full-time employees of the Company. Under the program, each named officer exchanged outstanding options with exercise prices in excess of $1.35 for an equal number of new options with an exercise price of $1.00, the approximate fair market value of the Common Stock on the date of the new grant. The shares granted on December 1, 1994 vest over four years based on a formula using the number of previously vested options that were cancelled and the optionee's completion of service over the four year vesting period measured from the date of the new grant. Options granted under the cancellation/regrant program were as follows: Mr. Schumacher-- 600,000 options, Dr. Black--31,250 options and Dr. Buchanan--71,667 options.

(4) "Bonus" for Dr. Hirschkoff represents a payment earned under an incentive bonus program. "All Other Compensation" represents educational reimbursements.

(5) "Bonus" for Dr. Squires represents a payment earned under an incentive bonus program.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1987 Stock Option Plan to the Named Executive Officers in fiscal 1997:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
------------------------------------------------------------------------------------------      ANNUAL RATES OF
                                                   % OF TOTAL                                     STOCK PRICE
                                                  OPTIONS/SARS                                  APPRECIATION FOR
                                  OPTIONS/SARS     GRANTED TO     EXERCISE OR                   OPTION TERM (1)
                                     GRANTED      EMPLOYEES IN    BASE PRICE   EXPIRATION   ------------------------
NAME                                 (#) (2)       FISCAL YEAR    ($/SH) (3)    DATE (4)      5% ($)      10% ($)
--------------------------------  -------------  ---------------  -----------  -----------  ----------  ------------
D. Scott Buchanan...............      150,000             9.9%     $     .50     12-23-06   $   47,167  $    119,530
Herman Bergman..................      310,000            20.4%     $     .50     12-23-06   $   97,479  $    247,030
Eugene Hirschkoff...............       80,000             5.3%     $     .50     12-23-06   $   25,156  $     63,750
Kenneth Squires.................       80,000             5.3%     $     .50     12-23-06   $   25,156  $     63,750

------------------------

(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent and 10 percent levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2) Options granted in fiscal 1997 were issued with vesting on an annual basis over a two to four-year period commencing on the date of grant. However, due to change in control of the Company, which took place on September 26, 1997, all outstanding stock options became fully vested. See "Employment Contracts and Change of Control Arrangements." The grant dates for the options listed in the above table are as follows:

                                                                    OPTIONS/SARS
NAME                                                                 GRANTED (#)   GRANT DATE
------------------------------------------------------------------  -------------  -----------
D. Scott Buchanan.................................................      150,000      12/23/96
Herman Bergman....................................................      310,000      12/23/96
Eugene Hirschkoff.................................................       80,000      12/23/96
Kenneth Squires...................................................       80,000      12/23/96

(3) The exercise price per share on the date of grant represents 100% of the fair market value of the underlying shares at that date.

(4) The options have a term of 10 years, subject to earlier termination based on certain events related to termination of employment.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No shares were acquired on exercise of options by the Named Executive Officers during the fiscal year ended September 30, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                                VALUE OF
                                                                               NUMBER OF                      UNEXERCISED
                                      SHARES                                  UNEXERCISED                     IN-THE-MONEY
                                    ACQUIRED ON          VALUE              OPTIONS/SARS AT                 OPTIONS/SARS AT
NAME                               EXERCISE (#)      REALIZED ($)              FY-END (#)                    FY-END ($) (1)
-------------------------------  -----------------  ---------------  ------------------------------  ------------------------------
                                                                     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                                                                     -----------  -----------------  -------------  ---------------
James V. Schumacher............            -0-         $     -0-        900,000          -0-           $     -0-       $     -0-
D. Scott Buchanan..............            -0-         $     -0-        448,709          -0-           $     -0-       $     -0-
Herman Bergman.................            -0-         $     -0-        399,000          -0-           $     -0-       $     -0-
Eugene Hirschkoff..............            -0-         $     -0-        140,000          -0-           $     -0-       $     -0-
Kenneth Squires................            -0-         $     -0-        125,400          -0-           $     -0-       $     -0-
William C. Black, Jr...........            -0-         $     -0-        125,580          -0-           $     -0-       $     -0-

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at September 30, 1997 ($.42) minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In fiscal 1997, R. Scott Asen and Jerry C. Benjamin served as non-employee members of the Company's Compensation Committee. In November 1997, R. Scott Asen resigned as a Director and was, therefore, replaced by Martin Egli, a Director, as a member of the Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company entered into an employment agreement with James V. Schumacher, effective June 1993, pursuant to which the Company agreed to employ Mr. Schumacher as President and Chief Executive Officer. The employment term was to be automatically renewed annually unless terminated by either party or by Mr. Schumacher's death or disability. Mr. Schumacher resigned as President and Chief Executive Officer of the Company in March, 1997. However, during the employment term, Mr. Schumacher received the pro rata portion of his minimum annual base salary of $250,000 and annual cost of living adjustment of $24,000, as well as related benefits, such as an annual physical, a term life insurance policy with a benefit of $500,000 and long-term disability benefit coverage. In March 1997, the Company settled with Mr. Schumacher certain other provisions of his prior employment contract by paying Mr. Schumacher $600,000 out of a trust which had previously been established by the Company pursuant to the employment contract, which provided for such payout by no later than June 18, 1997 in connection with a guarantee for appreciation in value of the Company's common stock underlying certain options granted to Mr. Schumacher in June and August 1993 and subsequently regranted in December 1994. The Company additionally paid Mr. Schumacher $250,436 for the first of the two years base salary provided for in his employment agreement, in the event of termination under certain conditions. The Company remains additionally obligated to pay Mr. Schumacher $250,000 for the second year less any compensation earned by Mr. Schumacher as an employee or consultant during said second year, as provided for in the employment contract. A total of $194,000 remains in the previously established trust fund to cover this potential obligation to Mr. Schumacher.

    In March 1997, upon Mr. Schumacher's resignation as Chief Executive Officer of the Company, the Company elected D. Scott Buchanan as Chief Executive Officer. There is currently no employment contract with Dr. Buchanan.

    On September 26, 1997, Dr. Enrique Maso, Director, purchased from Dassesta International S.A. ("Dassesta"), the then primary shareholder of the Company a total of 25,000,000 shares of common stock owned by Dassesta. On the date of purchase the Company had a total of 47,720,887 shares outstanding, and therefore by virtue of this purchase Dr. Maso became the owner of 53.3% of the outstanding shares. On such date, Dr. Maso was simultaneously elected Chairman of the Board.

    The Company's Stock Option Plan provides for full vesting of all outstanding stock options upon change of control, and therefore all options outstanding on September 26, 1997 became fully vested simultaneously with Dr. Maso's purchase of the 25,000,000 shares from Dassesta.

    THE FOLLOWING COMPENSATION COMMITTEE REPORT AND PERFORMANCE GRAPH SHOULD NOT BE CONSIDERED TO BE PART OF THIS PROXY STATEMENT AND ANY CURRENT OR FUTURE CROSS-REFERENCES TO THIS PROXY STATEMENT AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHALL NOT INCLUDE THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OR THE PERFORMANCE GRAPH REPRODUCED BELOW.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY. The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

    The Committee has adopted the following objectives as guidelines for its compensation decisions:

    - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

    - Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

    - Ensure that compensation is meaningfully related to the value created for shareholders.

    EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS. The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental long-term disability insurance.

    BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the medical device industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

    ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to receive annual cash incentive compensation at the time their base salaries are reviewed based on achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve the Company's defined specific goals. Individual contributions are also considered in determining cash bonuses. Equal weight is given to achievement of individual accomplishments and strategic corporate goals. Bonus awards are set at a level competitive within the local medical device manufacturing and high technology industry as well as among a broader group of medical device manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Other than bonuses awarded to Messrs. Hirschkoff and Squires under an incentive bonus program, no other cash bonuses were offered to the Company's executive officers in the fiscal year ended September 30, 1997.

    STOCK OPTION PROGRAM. The stock option program is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of shareholders and executives will be more closely aligned.

    Generally, stock options are granted every year with exercise prices equal to the prevailing market value of the Company's Common Stock on the date of grant, have 10-year terms and have vesting periods of four years. Awards are made at a level calculated to be competitive within both the local biotechnology industry, and a broader group of biotechnology and medical device manufacturing companies of comparable size and complexity.

    CEO COMPENSATION. In June 1993, the Committee established the annual salary, discretionary bonus and stock option award for Mr. Schumacher upon his appointment as the Company's Chairman of the Board, President and Chief Executive Officer and caused the Company to enter into an employment agreement with Mr. Schumacher. In setting the compensation for Mr. Schumacher for fiscal year 1997, the Committee sought to retain a key executive officer while continuing to tie a significant percentage of such compensation to Company performance and stock price appreciation. In fiscal 1997, the Committee maintained the salary, bonus and option package for Mr. Schumacher which was established in fiscal 1993 and approved a $24,000 annual cost of living adjustment for fiscal 1997. However, in March of 1997, Mr. Schumacher resigned as Chief Executive Officer and his employment was terminated. See "Employment Contracts and Change of Control Arrangements."

    D. Scott Buchanan became President and Chief Operating Officer of the Company on December 20, 1996. Effective January 2, 1997 his base salary was increased from $125,000 to $175,000 in consideration for the increased responsibilities then assumed by Dr. Buchanan. In March, 1997, upon Mr. Schumacher's resignation, Dr. Buchanan was also appointed Chief Executive Officer of the Company.

    It is the Committee's objective to have any increasing percentage of Dr. Buchanan's total compensation each year tied to the attainment of performance targets and stock price appreciation of his option shares.

SUMMARY

    After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

    We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          COMPENSATION COMMITTEE
                                          /s/ Martin P. Egli
                                          /s/ Jerry C. Benjamin
                                          February 17, 1998

PERFORMANCE GRAPH

    The following graph compares total shareholder returns over the last five fiscal years to the weighted average return of stocks of companies included in the Nasdaq Composite Index and a peer group index consisting of the Medical Instrument and Supplier Manufacturers Index. The total return for each of the Company's Common Stock, the Nasdaq Composite Index and the Medical Instrument and Supplier Manufacturers Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Company's Common Stock is traded on the Nasdaq over the counter bulletin board. The Medical Instrument and Supplier Manufacturers Index consists of companies with a Standard Industrial Classification Code identifying them as a manufacturer of medical instruments or supplies. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BIOMAGNETIC TECH.  INDUSTRY INDEX   BROAD MARKET
1992                  100.00          100.00          100.00
1993                   32.47           80.13          130.05
1994                   15.58           90.56          137.62
1995                   19.48          143.96          167.10
1996                    7.79          166.88          195.08
1997                    4.36          199.53          265.16

DIRECTOR COMPENSATION

    Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, during fiscal year 1997, the Company reimbursed Enrique Maso and Martin P. Egli for certain out-of-pocket expenses incurred in connection with their search for additional strategic investors. The Company does not presently pay fees to its Directors for their participation as a member of the Board of Directors.

    Each non-employee Board Member is eligible to receive grants of a non-qualified stock option to purchase shares of Common Stock of the Company. Certain options have previously been granted to directors which are now exercisable or exercisable within 60 days of January 16, 1998. See "Security Ownership of Management."

                              CERTAIN TRANSACTIONS

    In May 1997, the Company entered into a loan facility with Dassesta International, S.A. ("Dassesta"), the Company's then controlling shareholder. The loan facility provides for maximum borrowings of $1,700,000 and expires on December 31, 1998. Interest accrues on outstanding principal at 10% and is payable on December 31, 1997 and 1998. The loan is collateralized by certain of the Company's accounts receivable and requires principal repayment upon collection of such receivables. As of September 30, 1997, the Company had $975,000 outstanding under the loan which was repaid subsequent to year end.

    In December 1997, the Company sold 4,000,000 unregistered shares of common stock to Dassesta and an additional 1,500,000 unregistered shares of common stock to Bank Leu under Regulation S at $.50 per share. Consideration received by the Company in relation to the common stock sales consisted of cash totaling $793,000 and cancellation of loan principal of $1,700,000, related accrued interest of $38,000 and accounts payable of $219,000, all owed to Dassesta.

    During August 1996, the Company entered into an agreement with Dassesta, for an unsecured working capital loan of $3,000,000. The note evidencing the loan was issued under Regulation S, promulgated under the Securities Act of 1933, as amended. This loan matures February 14, 1997 and bears interest at 9% per annum. The principal amount of the loan, and any accrued interest thereon, was convertible at the option of the Company into common stock at any time during the six months at $.40 per share, and was convertible at the option of the noteholder at the end of the six months or upon default under the note at $.40 per share. The Company elected to convert the $3,000,000 loan and the accrued interest thereon of $87,040 into 7,717,602 shares of common stock of the Company on December 31, 1996.

    In March 1995, the Company completed the sale of 25,000,000 shares of Common Stock of the Company to Dassesta, a foreign investment group, for $15,000,000. Dassesta had previously provided a short-term loan of $1.5 million which was repaid at the closing of the transaction. In connection with the Dassesta financing the Company repaid $500,000 of other short-term debt and executed agreements with the holders of $2.21 million of short-term notes providing for the extinguishment of the note principle plus accrued interest in exchange for the issuance of 4.9 million shares of Common Stock plus options to purchase an additional 486,220 shares of Common Stock. See discussion below and "Principal Shareholders."

    In May and June 1994, the Company consummated a private placement of units (the "Bridge Unit Financing") in the aggregate principal amount of $2,710,000. Each unit (the "Bridge Unit") consisted of $100,000 principal amount 10% Senior Secured Promissory Note (the "Bridge Notes") and a purchase option to purchase 20,000 units (the "Bridge Unit Purchase Options"), each consisting of the equity security offered by the Company in its next round of financing (the "Alternative Financing"). Certain directors and certain shareholders of the Company affiliated with such directors participated in the Bridge Unit Financing. The aggregate principal amount of Bridge Notes issued to each of them are as follows: Michael Faherty, $50,000; and Advent First Limited Partnership, $500,000 (Jerry C. Benjamin, a director of the Company, is a director of Advent Limited, the managing partner of Advent First Limited Partnership). In addition, $530,000 of Bridge Financing Notes issued in May, 1994, including the Bridge Financing Notes held by a certain director and shareholders of the Company affiliated with such director (R. Scott Asen, $100,000; Pioneer II, $100,000; and Pioneer IV, $100,00) were converted into Bridge Units on a dollar for dollar basis. The Bridge Notes accrued interest at 10% per annum and matured on May 31, 1995. As part of the Bridge Unit Financing, the Company granted a security interest in substantially all the assets of the Company to the Bridge Note holders pursuant to a series of Security Agreements dated May 31, 1994 and June 15, 1994 (collectively, the "Security Agreement"), which were terminated in April 1995.

    The Bridge Unit Purchase Options are exercisable beginning on the closing of the Alternative Financing and for a period of five years thereafter. The exercise price and the number of units issuable upon exercise of the Bridge Unit Purchase Options are subject to proportional adjustment in the event of stock splits, stock dividends and similar events. The securities underlying the units issuable upon exercise of the Bridge Unit Purchase Options are also subject to proportional adjustment according to the terms of those securities.

    In October 1994, the Company and more than a majority of the Bridge Note holders entered into an amendment to the Security Agreement (the "Amendment"). The Amendment provides for the subordination of the Bridge Note holders' security interests to certain third-party lenders for the purpose of securing a loan to allow the Company to complete the manufacture of Magnes-Registered Trademark- systems on order by customers. Certain directors and certain shareholders of the Company affiliated with such directors, including R. Scot Asen, Pioneer III, Pioneer IV, Michael Faherty and Advent First Limited Partnership provided their consent to the amendment of the Security Agreement.

    In March and April 1995, the Company entered into definitive agreements with certain of the Bridge Note holders providing for the conversion of the principal plus accrued interest of the Bridge Notes to Common Stock of the Company in connection with the completion of the sale of Common Stock to Dassesta. These agreements replaced non-binding term sheets negotiated with certain Bridge Note holders in November 1994 regarding the proposed conversion of Bridge Notes. The agreements provided for (i) a 10% increase in the principal balance of the Bridge Notes for purposes of conversion to Common Stock, (ii) issuance of Common Stock at a price per share utilized in the Dassesta financing less 10% and (iii) a 10% increase in the number of shares of Common Stock subject to purchase under the Bridge Unit Purchase Options. In April 1995, the Company issued 4,882,477 shares of Common Stock in connection with the conversion agreements and repaid $500,000 of principal plus accrued interest to certain Bridge Note holders electing not to convert their Bridge Notes to Common Stock.

    Certain Directors and shareholders of the Company affiliated with such directors participated in the conversion of Bridge Notes to Common Stock of the Company, received revised Bridge Unit Purchase Options as part of the conversion agreement and purchased certain Bridge Notes and Bridge Unit Purchase Options from other participants in the Bridge Unit Financing. The aggregate number of shares of Common Stock issued in connection with the conversion agreement and the shares issuable upon exercise of the Bridge Unit Purchase Options, respectively, are as follows: R. Scott Asen 287,460 shares issued, 28,600 purchase options, Pioneer III 221,463 shares issued, 22,000 purchase options, Pioneer IV 221,463 shares issued, 22,000 purchase options, Michael Faherty 109,615 shares issued, 11,000 purchase options, Advent First Limited Partnerships 2,084,211 shares issued, 209,000 purchase options.

    The Company will not extend or guarantee loans to officers, directors or affiliates of the Company unless such loans are approved by a majority of the disinterested, outside directors of the Company and may reasonably be expected to benefit the Company. As of September 30, 1997, there were no outstanding loans or loan guarantees to Company officers, directors or affiliates. In addition, all future transactions between the Company and its officers, directors or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated parties, as determined by a majority of the Company's disinterested directors.

    See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements" for discussion of employment arrangements with certain current officers and directors of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from October 1, 1996 through September 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                 SHAREHOLDER PROPOSALS FOR 1997 PROXY STATEMENT

    Under the present rules of the Securities and Exchange Commission (the "Commission"), the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be October 20, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO BIOMAGNETIC TECHNOLOGIES, INC., 9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ Herman Bergman

Dated: February 17, 1997                  Herman Bergman, SECRETARY

---   Please mark your
 X    votes as in this
---   example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                    FOR      WITHHELD     Nominees: D. Scott Buchanan, Martin P. Egli,
1. Election of     ----        ----                 Enrique Maso, Herman Bergman and
   Directors                                        Rodolfo Llinas
                   ----        ----

Instruction: To withhold authority to vote for any individual nominee, check the box "FOR" and write the nominee's name on the line below.


                                                                              FOR      WITHHELD    ABSTAIN
2. Ratification and approval of the selection of Arthur Andersen LLP as       ----       ----         ---
   independent accountants for the fiscal year ending September 30, 1998.
                                                                              ----       ----         ---

                                                       ----
CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
                                                       ----


Unless otherwise specified by the undersigned, this proxy will be voted FOR
Proposals 1 and 2 and will be voted by the proxyholder at his discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.


SIGNATURE(S) ______________________________________________ DATE _______________
Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

PROXY                 BIOMAGNETIC TECHNOLOGIES, INC.                       PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D. Scott Buchanan and Herman Bergman, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc. to be held on Wednesday, March 18, 1998, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.


                                              NEW ADDRESS:____________________
     Check here for  ----                     ________________________________
     address change                           ________________________________
                     ----                     ________________________________
                                              (Continued and to be signed and
                                                 dated on reverse side)